2022 ANNUAL MEETING AND PROXY STATEMENT

goosehead INSURANCE

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GOOSEHEAD INSURANCE, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders,

Thank you for your continued support and investment in Goosehead. I would like to thank our amazing employees and franchisees for their diligence and enthusiasm as we continue to deliver strong results.

2021 was another outstanding year for Goosehead. We experienced strong organic growth as total premiums increased 45% over 2020, and we continued to invest in the three pillars of our business namely (1) providing a choice product offering (2) from the top sales and service agents in the country (3) using unmatched technology to deliver the best client experience in insurance. No company in the insurance industry brings all three of these critical elements to bear for clients the way we do, and no one comes close to delivering results like Goosehead.

In 2021, we launched our Digital Agent platform, a direct-to-consumer rater that allows current and prospective clients to receive accurate insurance quotes with as little as three points of data. Through the Digital Agent, we are leveraging our nearly two decades of accumulated experience and artificial intelligence data from over 30 million quotes to deliver an online client experience that is unmatched in the personal lines insurance space. The Digital Agent is unique in that it allows clients to benefit from the convenience of an online shopping experience without sacrificing the expertise of an experienced agent. Additionally - Goosehead clients can rest easy knowing that we will never sell their data. Unlike other online aggregators and comparative raters who sell client data to various insurance agents and brokers, our expertise and talent are in-house. Longer term, the potential of the Digital Agent platform is significant as we build out and continue to invest in digital marketing and develop corporate partnership opportunities. The next phase of our Digital Agent is to provide a full online quote to bind experience for clients who prefer to shop in this way. We expect to have several carriers that can fully bind coverage through the Digital Agent by the end of 2022.

We look forward to another great year of strong organic growth in 2022 as our runway for expansion remains substantial. Our $1.5B+ in premium accounts for less than 0.5% of the U.S. personal lines market, so we are just getting started on our long-term goal of U.S. personal lines industry leadership.

Thank you for your continued confidence and investment in Goosehead. We are building one of the great American business success stories, and we are proud to be your partners.

Sincerely,

/s/ Mark E. Jones
Mark E. Jones
Chairman and Chief Executive Officer

GOOSEHEAD INSURANCE, INC.
1500 Solana Blvd, Building 4, Suite 4500
Westlake, Texas 76262

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2022

Dear Shareholder:

We invite you to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Goosehead Insurance, Inc. (referred to herein as the “Company”, “we” or “our”), which will be held on May 2, 2022, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas. At the meeting, we will:

1.elect two Class I Directors to hold office until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified;

2.ratify the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022;

3.approve, on a non-binding and advisory basis, the compensation of our named executive officers; and

4.transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in this Proxy Statement. Only shareholders who owned our common stock at the close of business on March 8, 2022 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or before March 22, 2022 to our shareholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about March 22, 2022. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including this Proxy Statement and our annual report, and provides information on how shareholders may obtain paper copies free of charge. The Notice also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting and vote online.

Your vote is important. Although we are hosting an in-person annual meeting, due to the public health impact of the COVID-19 pandemic and government restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders, employees, directors and communities, attendees will be expected to comply with important health and safety protocols as recommended by the Centers for Disease Control and Prevention, including: wearing an appropriate face covering at all times while on the meeting premises, hand washing and/or applying hand sanitizer upon arrival and practicing social distancing by maintaining at least a six-feet distance from other attendees. You should not attend if you feel unwell or if you have been exposed to COVID-19. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting and access to meeting premises. If it is determined that a change in the date, time or location of the 2022 Annual Meeting or a change to a virtual meeting format is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the Securities and Exchange Commission, and on the Investor Relations section of our website. Please check this website in advance of the meeting date if you are planning to attend in person ir.gooseheadinsurance.com.

Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares by internet, telephone or mail ahead of the meeting date. For specific instructions on how to vote your shares, please see the section entitled "Questions and Answers about this Proxy Material and Voting."

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of this Proxy Statement, FOR the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of this Proxy Statement, and FOR the approval of the compensation of our named executive officers as described in Proposal No. 3 of this Proxy Statement, on a non-binding and advisory basis.

By Order of the Board of Directors

/s/ P. Ryan Langston_________________
P. Ryan Langston
Corporate Secretary and General Counsel
Westlake, Texas
March 22, 2022

Table of Contents

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2022	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	3
PROPOSAL NO. 1 ELECTION OF DIRECTORS	8
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Audit and Non-Audit Services	12
Audit Committee Pre-Approval Policies and Procedures	12
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	13
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	14
Board Structure	14
Code of Business Conduct and Ethics	14
Loss of Controlled Company Status	15
Board Committees	15
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance	17
Shareholder Communications with the Board of Directors	17
Compensation Committee Interlocks and Insider Participation	17
Director and Officer Indemnification Agreements	17
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
2021 Summary Compensation Table	24
2021 Grants of Plan-Based Awards	25
Outstanding Equity Awards at 2020 Fiscal Year-End	25
2021 Option Exercises and Stock Vested	25
Employment Agreements with NEOs	25
Pension Benefits and Nonqualified Deferred Compensation	26
Termination and Change In Control Benefits	26
DIRECTOR COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	28
Amended and Restated Goosehead Financial, LLC Agreement	28
Tax Receivable Agreement	30
Registration Rights Agreement	31
Stockholders Agreement	32
Family Relationships	32
Policies and Procedures for Related Person Transactions	33
INFORMATION ABOUT STOCK OWNERSHIP	34
Security Ownership of Certain Beneficial Owners and Management	34
Section 16(a) Beneficial Ownership Reporting Compliance	36
ADDITIONAL INFORMATION	37
Householding of Proxy Materials	37
Other Matters	37
Annual Reports	37

GOOSEHEAD INSURANCE, INC.
1500 Solana Boulevard, Building 4, Suite 4500
Westlake, Texas 76262

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2022

The Board of Directors of Goosehead Insurance, Inc. is soliciting your proxy to vote at our 2022 Annual Meeting of Shareholders to be held on May 2, 2022, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of March 22, 2022. As used in this Proxy Statement, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “Goosehead,” “we,” “us” and “our” refer to Goosehead Insurance, Inc., a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders of record as of March 8, 2022 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Materials and on the website referred to in the Notice of Internet Availability of Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about March 22, 2022 and are mailing the Notice of Internet Availability of Materials to all shareholders entitled to vote at the Annual Meeting on or about March 22, 2022. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The Company has two classes of voting securities, Class A common stock, $0.01 par value per share (“Class A common stock”), and Class B common stock, $0.01 par value per share (“Class B common stock,” and, collectively, the “common stock”). The common stock entitles their holders to one vote per share on all matters submitted to a vote of the Company’s shareholders. In other words, both classes of our common stock have equal voting power. As of the Record Date, there were 37,126,247 shares outstanding consisting of 20,235,848 shares of Class A common stock and 16,890,399 shares of Class B common stock. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2021 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders that receive the Notice of Internet Availability of Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our and the SEC’s websites is not part of this Proxy Statement. You also may obtain a copy of Goosehead’s Annual Report, without charge, by writing to our Investor Relations department at ir@goosehead.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date there were 37,126,247 shares of common stock issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may: vote in person at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?
You are being asked to vote on three proposals:

•Proposal No. 1: the election of two Class I Directors to hold office until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified;
•Proposal No. 2: the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022; and
•Proposal No. 3: a non-binding and advisory resolution approving the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board of Directors recommend I vote on the Proposals?
The Board of Directors recommends that you vote:
•FOR each of the director nominees;
•FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm; and
•FOR the approval of the compensation of our named executive officers, on a non-binding and advisory basis.

How do I vote?
•For Proposal 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the Board of Directors.

•For Proposal 2 and Proposal 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner, are as follows:

Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in any of the following manners:
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Materials.
•To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 1, 2022. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?
Votes will be tabulated by an Inspector of Election, which will be a Goosehead representative. If you are a shareholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, the Inspector of Election will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to the Inspector of Election for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to the Inspector of Election on behalf of all its clients.

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2 and Proposal 3, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?
The ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the non-binding and advisory resolution approving the compensation of our named executive officers (Proposal 3) are each considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 or Proposal 3.

How many votes are needed to approve the proposal?
With respect to Proposal 1, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

With respect to Proposal 2, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes are treated as cast “Against” Proposal 2.

With respect to Proposal 3, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes will not be treated as cast “Against” Proposal 3.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?
If we receive a signed and dated Proxy Card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nominees for director, “For” the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm, and "For" the approval of the advisory resolution for the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?
Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•You may send a written notice that you are revoking your proxy to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are shareholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 22, 2022, to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s procedures or to nominate a director, you must do so between January 2, 2023 and February 1, 2023; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 2, 2023, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. Any shareholder proposal presented outside the times listed herein or otherwise not following the process stated herein shall be deemed untimely. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 37,126,247 shares of common stock outstanding and entitled to vote. Accordingly, at least 18,563,124 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if that proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Directions to Annual Meeting
Our Annual Meeting will be held at our headquarters located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our certificate of incorporation provides that once certain historical members of Goosehead Financial, LLC Officer (the “Pre-IPO LLC Members”), including Mark E. Jones, our Chairman and Chief Executive, no longer beneficially hold at least a majority of the aggregate outstanding shares of our common stock, which we refer to as the “Majority Ownership Requirement,” our Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Directors shall be nominated for re-election for staggered three-year terms according to classification and will be removable only for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class.

The Majority Ownership Requirement was no longer met on or about June 10, 2021. Accordingly, the Board of Directors designated the following members of the Board as Class I Directors, Class II Directors and Class III Directors: Mark Miller and James Reid — Class I, Robyn Jones and Thomas McConnon — Class II, and Mark E. Jones, Waded Cruzado and Peter Lane — Class III. Class I Directors initially serve until the Annual Meeting (the first annual meeting of shareholders following the time when the Majority Ownership Requirement was no longer met), Class II Directors initially serve until the 2023 annual meeting of shareholders (the second annual meeting of shareholders following the time when the Majority Ownership Requirement was no longer met), and Class III Directors initially serve until the 2024 annual meeting of shareholders (the third annual meeting of shareholders following the time when the Majority Ownership Requirement was no longer met). At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election.

While the Majority Ownership Requirement was met, our Board of Directors was not required to be classified pursuant to our certificate of incorporation and each of our directors were subject to re-election annually and would hold office until his or her successor was duly elected and qualified or until his or her earlier death, resignation or removal. However, because the Majority Ownership Requirement is no longer met, any Director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. And for so long as the Pre-IPO LLC Members beneficially hold at least 10% of the aggregate number of outstanding shares of our common stock (the "Substantial Ownership Requirement"), the Pre-IPO LLC Members will be able to designate a majority of the nominees for election to our Board of Directors, including the nominee for election to serve as Chairman of our Board of Directors. The Pre-IPO LLC Members have not utilized this right of nomination in connection with the Annual Meeting.

Our Board of Directors currently consists of Mark Miller and James Reid as Class I Directors, Robyn Jones and Thomas McConnon as Class II Directors, and Mark E. Jones, Waded Cruzado and Peter Lane as Class III Directors. Class I Directors’ term expires at the Annual Meeting.  At the Annual Meeting, our Board of Directors is recommending the election of Mark Miller and James Reid as Class I Directors for a term ending at the annual meeting of shareholders to be held in 2025.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class 1 Director nominees at the Annual Meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the shares cast at the meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

The following table sets forth information with respect to each director’s position and office held with the Company and each director’s age as of March 22, 2022:

Name	Age	Position/Office Help with the Company	Director Since
Mark E. Jones(6)	60	Chairman, Director and Chief Executive Officer	2018
Robyn Jones(5)	59	Vice Chairman, Director	2018
Peter Lane(1)(2)(3)(6)	57	Director	2018
Mark Miller(1)(2)(4)	57	Director	2018
James Reid(1)(2)(3)(4)	59	Director	2018
Thomas McConnon(1)(5)	47	Director	2022
Waded Cruzado(3)(6)	62	Director	2022

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of Nominating and Corporate Governance Committee
(4) Member of Class I of the Board of Directors nominated for election at the Annual Meeting will serve until the 2025 annual meeting of shareholders.
(5) Member of Class II of the Board of Directors serve until the 2023 annual meeting of shareholders.
(6) Member of Class III of the Board of Directors serve until the 2024 annual meeting of shareholders.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board of Directors to conclude that they should serve as directors and, with respect to Class I Directors, that they should be elected at the Annual Meeting.

Mark E. Jones has served as Chief Executive Officer since co-founding the Company in 2003 and Chairman of the Board since the Board was established. Mr. Jones has led the strategic development and execution of all aspects of our business since inception. Prior to leading Goosehead, he worked at the global consulting firm Bain & Company from 1991 to 2004, most recently as a senior partner and director. At Bain, Mr. Jones consulted with CEOs and senior executives across a wide range of industries—including the insurance industry—primarily focused on growth strategies, mergers and acquisitions, and profit improvement programs. In addition to his client responsibilities, he served as Bain’s Global Head of Recruiting for several years. He began his professional career at Ernst & Young in Calgary, Canada from 1985 to 1989. He earned a Bachelor of Commerce degree from the University of Alberta and an MBA from Harvard Business School. Mr. Jones was selected to our Board of Directors because of his role as a co-founder of the Company, the Jones family’s position as our largest shareholder, and because of his expertise in strategy development and execution, leadership, and finance.

Robyn Jones is the co-founder of Goosehead and has served as a Director and Vice Chairman of the Board since March 2018. Ms. Jones managed our physical facilities, was actively involved in our Recruiting program and led our Women’s Professional Development Program until the end of 2020. She was selected to our Board of Directors because of her role in founding the Company, the Jones family’s position as our largest shareholder and her unique role in establishing and fostering our company culture. She is also the grandmother of the Company’s namesake, Lucy “Goosehead” Langston.

Peter Lane has served as a member of our Board of Directors since March 2018. Mr. Lane previously served as Chief Executive Officer of Axip Energy Services LP, formerly known as Valerus, an oilfield services company headquartered in Houston, Texas, from 2010 to 2016. Prior to joining Axip, Mr. Lane was an Operating Partner with TPG Global, LLC from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company, where he led the Dallas and Mexico City offices as well as the oil and gas practice. He became a Partner at Bain in 2003. Mr. Lane has served on the boards of Rockall Energy since 2011, Taylor Morrison Homes since 2012, The Bayou Companies since 2018 (where he is Executive Chairman) and has been a senior advisor to Altamont Capital Partners since

2017. Mr. Lane holds a BS in physics from the University of Birmingham in the United Kingdom and an MBA from the Wharton School. Mr. Lane was selected to our Board of Directors because of his extensive experience in business operations, finance and corporate governance.

Mark Miller has served as a member of our Board of Directors since March 2018. For the past 15 years, Mr. Miller has worked for some of the largest private equity firms in the world helping drive large scale financial and operational transformations. Mr. Miller has been the Chief Financial Officer of Pluralsight, Inc. (a Vista Equity Partners company) since June 2021. At Pluralsight, Mr. Miller is responsible for all Finance and Accounting activities as well as delivering various value creation initiatives. Prior to Pluralsight, Mr. Miller was the CFO for three other Vista Equity Partners portfolio companies: Finastra (London, UK); Marketo (San Mateo, CA), and Active Network (Dallas, TX). At Finastra, Mr. Miller led the company’s Finance, Accounting and Tax departments, as well as the company’s procurement and facilities functions from June 2018 to June 2019. Prior to Finastra, Mr. Miller was the CFO of Marketo. He joined Marketo in April 2017 after the company was taken private by Vista Equity Partners. Mr. Miller resigned from Marketo in April 2019 after successfully selling the company to Adobe for $4.75 billion in October 2018. Prior to Marketo, Mr. Miller was the CFO of Active Network from 2014 to 2016 and the CFO of L.H.P. Hospital Group from 2013 to 2014. Mr. Miller spent 18 years with Sabre Holdings where he held multiple operating and finance positions and was instrumental in the company’s initial IPO and its subsequent $5 billion privatization transaction. He was Sabre’s CFO from 2010 to 2013. Early in his career, Mr. Miller worked for Ernst and Young, LTV Corporation, and Hertz Corporation. Mr. Miller has an Accounting degree from Texas Tech University and an MBA in Finance from Rice University. He is a licensed Certified Public Accountant in the state of Texas. Mr. Miller was selected to our Board of Directors because he brings extensive experience in business operations, finance and accounting.

James Reid has served as a member of our Board of Directors since March 2018. Mr. Reid was named president and CEO of Higginbotham in 1989 at the age of 27. At that time, he implemented the firm’s defining “single source” service model whereby customers can obtain all their insurance and financial services under one roof. He also had the foresight to establish Higginbotham’s employee ownership structure, aligning all employees’ interests in the success of the firm. Under Mr. Reid’s leadership, Higginbotham has grown to become the nation’s 20th largest independent insurance brokerage firm and Texas’s largest—one with full property/casualty and financial service capabilities through offices across the southern U.S. Mr. Reid holds a BS in Business Administration/Insurance from the University of North Texas and he is a Certified Insurance Counselor. Mr. Reid was selected to our Board of Directors because of his extensive experience in business operations and in the insurance industry.

Thomas McConnon was appointed to our Board of Directors on February 2, 2022. Mr. McConnon is Managing Director – Head of Public Equities and Chief Economist at Wildcat Capital Management, LLC. At Wildcat, which he joined in October 2018, Mr. McConnon leads the firm’s public equities investment team. Before Wildcat, Mr. McConnon was a founding Investment Partner at Indaba Capital Management, from 2010 to 2018. Prior to Indaba, Mr. McConnon was a Principal at TPG Capital from 2004 to 2010, where he focused on large-scale private equity investing and sat on the boards of Sabre Holdings and Creative Artists Agency (CAA), and was an advisor to the board of Mammoth Mountain Ski Area. Before that, Mr. McConnon worked at Bain Capital and The Boston Consulting Group (BCG). Mr. McConnon holds an AB magna cum laude from Harvard University and an MBA from Stanford University where he was an Arjay Miller Scholar. Mr. McConnon was selected to our Board of Directors because he brings extensive experience in finance, business operations and accounting.

Waded Cruzado was appointed to our Board of Directors on February 2, 2022. Ms. Cruzado has served as President of Montana State University since 2010, during which Montana State University set new student enrollment records and became the fastest growing and the largest university in the state. President Cruzado was honored as the 2011 Michael P. Malone Educator of the Year from the Montana Ambassadors for demonstrating outstanding accomplishment, excellence, and leadership in the field of education. In 2012, President Barack Obama appointed President Cruzado to the Board for International Food and Agricultural Development. She was reappointed in 2017 and served on the board until 2020. In 2013, President Cruzado began serving on Montana’s

Gov. Steve Bullock’s Equal Pay for Equal Work Task Force. Ms. Cruzado currently serves on several educational boards and was a former member of the Board of Directors of PayneWest Insurance before it was acquired by Marsh & McLennan Agency in April 2021. Ms. Cruzado holds a bachelor’s degree from the University of Puerto Rico and masters and doctoral degrees from the University of Texas at Arlington. Ms. Cruzado was selected to our Board of Directors because of her extensive board experience and for her extensive experience in leadership and strategy.

Board Diversity Matrix
The table below provides certain highlights of the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of March 22, 2022)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

The Board of Directors unanimously recommends that you vote FOR the election of Mark Miller and James Reid as Class I Directors for a term ending at the annual meeting of shareholders to be held in 2025

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of this selection by our shareholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our shareholders.

Audit and Non-Audit Services
The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2021 and 2020. All fees described below were approved by the Audit Committee.

	Year Ended December 31
	2021	2020
Audit Fees(1)	$1,092,496	$1,423,068
Audit Related Fees(2)	—	—
Tax Fees(3)	$21,000	$78,501
All Other Fees(4)	—	—
Total Fees	$1,113,496	$1,501,569
(1) Audit Fees of Deloitte & Touche LLP for 2021 and 2020 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents.
(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” No such services were incurred in 2021 or 2020.
(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.
(4)All Other Fees include any fees billed that are not audit, audit-related or tax fees. No such services were incurred in 2021 or 2020.

Audit Committee Pre-Approval Policies and Procedures
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) are not required if those services fall within available exceptions established by the SEC.

The Audit Committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for the fiscal years 2021 and 2020 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 2

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Goosehead Insurance, Inc. (“Goosehead”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of Goosehead’s Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of Goosehead’s investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Management has the primary responsibility for Goosehead’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Goosehead’s audited financial statements as of and for the year ended December 31, 2021.

The Audit Committee has discussed with Deloitte & Touche LLP, Goosehead’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed Deloitte & Touche LLP’s independence with their representative and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB from Deloitte & Touche LLP. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of Goosehead’s financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that Goosehead’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee also has selected Deloitte & Touche LLP as Goosehead’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of this selection by the shareholders.

Audit Committee
Mark Miller, Chairman
Peter Lane
James Reid
Thomas McConnon

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Structure

Our Board of Directors consists of seven directors. Our Board of Directors has determined that each of Peter Lane, Mark Miller, James Reid, Thomas McConnon and Waded Cruzado qualify as independent directors under the applicable corporate governance standards of the Nasdaq Global Select Market and requirements of the SEC.

In accordance with our certificate of incorporation and bylaws, the number of directors on our Board of Directors will be determined from time to time by the Board of Directors but shall not be less than three persons nor more than eleven persons. Our Board of Directors will consist of a majority of independent directors within the meaning of the applicable rules of the SEC and Nasdaq.

Our independent directors appointed Peter Lane to serve as a “lead independent director,” whose responsibilities include, among others, calling meetings of the independent directors, presiding over executive sessions of the independent directors, participating in the formulation of board and committee agendas and, if requested by shareholders, ensuring that he is available, when appropriate, for consultation and direct communication.

Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board of Directors may be filled at any time by the remaining directors.

Because the Majority Ownership Requirement is no longer met, subject to obtaining any required shareholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a super-majority vote to remove directors for cause could enable a minority of our shareholders to exercise veto power over any such removal. Our Board of Directors has been divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Goosehead believes that our classified board structure is necessary to promote the continuity and stability of governance needed to sustain our growth orientation and objectives and to support management’s focus on longer-term strategies.

To support our Board of Directors in providing oversight of the various risks facing the Company, the Board of Directors is provided quarterly updates and briefings from management and our General Counsel regarding various risks facing the Company, including matters related to whistleblower protections and material litigation and investigations. The Board of Directors also receives a cybersecurity and data privacy report annually, which addresses data security initiatives and developments and related risks. Management also provides the Board of Directors with periodic reports related to our Environmental, Social and Governance (ESG) strategies and initiatives and oversaw our inaugural 2021 Goosehead ESG Report, available on Goosehead’s investor relations website at https://ir.gooseheadinsurance.com. The Board of Directors devotes time and attention to these and other related risks and strategies and regularly provides feedback to management and our General Counsel in connection with their oversight function.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics policy that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The full text of our code of business conduct and ethics policy is available on our website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Any waiver of the code for directors or executive officers may be made only by our Board of Directors or a board committee to which the Board of Directors has delegated that authority and will be promptly disclosed to our shareholders as required by applicable U.S. federal securities laws and the corporate governance rules of the

Nasdaq Global Select Market. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements for which disclosure is required, will be disclosed on our website.

Loss of Controlled Company Status

Prior to June 10, 2021, the Company was a “controlled company” under the Nasdaq Listing Rule 5615(c) because Mark E. Jones and Robyn Jones, in aggregate, controlled more than 50% of the combined voting power for the election of the Company’s directors. As a controlled company, we were entitled to elect not to comply with certain corporate governance standards, including that: (i) we had a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (ii) we had a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company relied on the foregoing exemptions provided to controlled companies under the Nasdaq rules but ceased to qualify as a “controlled company” on June 10, 2021. As of the date of this Proxy Statement, Mark E. Jones and Robyn Jones, in the aggregate, have approximately 42.34% of the combined voting power, directly and through a voting group, for the election of directors.

The Nasdaq listing rules provide a 12-month phase-in period from the date the Company ceased to be a controlled company to establish our Nominating and Governance Committee under a charter and to comply with the requirement that all members of our Compensation Committee be independent. As a result, the Board of Directors appointed a fully independent Compensation Committee on February 2, 2022, and established a fully independent Nominating and Governance Committee on February 23, 2022, consistent with Nasdaq rules.

Board Committees

As of the date of this Proxy Statement, our Board of Directors consists of three fully independent standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following is a brief description of our committees.

Audit committee

Our Audit Committee consists of Peter Lane, Mark Miller, James Reid and Thomas McConnon. Mark Miller is the chairman of our Audit Committee. The Board of Directors has determined that Mark Miller qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the current listing standards of the Nasdaq Global Select Market. We believe that our Audit Committee complies with the applicable requirements of the Nasdaq Global Select Market. Our Audit Committee is directly responsible for, among other things:

•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing material related person transactions or those that require disclosure; and

•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Peter Lane, Mark Miller and James Reid. Peter Lane is the chairman of our Compensation Committee. All of the members of the Compensation Committee meet the requirements for independence under the current Nasdaq Global Select Market listing standards and are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•reviewing and approving, or recommending that our Board of Directors approve, the compensation of the executive officers employed by us;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.

Our Compensation Committee may delegate its authority to subcommittees or to Mr. Lane, as the chairman of our Compensation Committee, when it deems it appropriate and in our best interests. In addition, our Compensation Committee may delegate, to one or more of our officers, the authority to make grants and awards of stock rights or options to any of our officers who are not subject to Section 16 of the Exchange Act under our incentive-based compensation or other equity-based plans as our Compensation Committee deems appropriate and in accordance with the terms of such plan.

During the 2021 fiscal year and until February 2, 2022, Mark E. Jones was a member of the Compensation Committee but was not present during voting or deliberations related to, and recused himself from voting on, his own compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Peter Lane, James Reid and Waded Cruzado. James Reid is the chairman of our Nominating and Governance Committee. All of the members of the Nominating and Governance Committee are “independent” under the current listing standards of the Nasdaq Global Select Market. Our Nominating and Governance Committee is directly responsible for, among other things:

•reviewing and evaluating the size, composition, function and duties of the Board of Directors consistent with its needs;
•recommending criteria for the selection of candidates to the Board of Directors and its committees, and identifying individuals qualified to become Board of Directors members consistent with such criteria, including the consideration of nominees submitted by shareholders;
•recommending to the Board of Directors director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;
•recommending directors for appointment to committees of the Board of Directors;
•making recommendations to the Board of Directors as to determinations of director independence; and
•overseeing the evaluation of the Board of Directors.

Each of our Committees’ functions are more fully described in their respective charters, which are available in the “Corporate Governance” section of Goosehead’s investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2021, the Board of Directors met five times, the Compensation Committee met two times, and the Audit Committee met four times. Each member of our Board of Directors attended 100% of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served. We encourage all our directors and nominees for director to attend our annual meeting of shareholders; however, attendance is not mandatory. All of our then serving directors attended our annual meeting of shareholders in 2021.

Board Self-Assessment

The board conducted a self-assessment of the full board and its two committees in 2021. The self-assessment was conducted to help the board ensure that it and its committees are functioning efficiently and overseeing company strategy and long-term value most effectively.

Shareholder Communications with the Board of Directors

Should shareholders wish to communicate with the Board of Directors or any specified individual director, they should send their correspondence to the attention of our General Counsel, at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. The General Counsel will forward the communication to the relevant directors or the Board of Directors as a whole.

Compensation Committee Interlocks and Insider Participation

Our chief executive officer and chairman, Mark E. Jones, was a member of our Compensation Committee during the 2021 fiscal year and until February 2, 2022, as permitted by Nasdaq’s controlled company rules. None of our executive officers currently serves, or in the past fiscal year has served, as a member of a compensation committee (or other committee performing that function) of any other entity that has an executive officer serving as a member of our Board of Directors. See Board Committees—Compensation Committee” above for additional information regarding the Board of Directors’ decision to make the entire Compensation Committee independent.

Director and Officer Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. Our certificate of incorporation also provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal No. 3 provides our shareholders with an opportunity to provide an advisory vote related to compensation of our named executive officers.

The Company utilizes a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of the Company’s named executive officers. In designing the compensation program for the Company’s named executive officers, we start by evaluating our business objectives and consider the complexity of our business in tailoring our compensation program toward furthering these objectives.

Our executive compensation philosophy and program, approved by the Compensation Committee, have been central to the Company’s ability to attract, retain and motivate individuals who can achieve superior shareholder returns. Please refer to our “Compensation Discussion and Analysis” for a more detailed explanation of the compensation of the Company’s named executive officers.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in the form of an advisory resolution, of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, that the shareholders approve, in the form of an advisory resolution, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Proxy Statement.”

While we intend to carefully consider the voting results of this Proposal No. 3, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors has resolved to hold annual advisory votes to approve the compensation of our named executive officers. Accordingly, the next advisory vote to approve our executive compensation program will occur at the 2023 annual meeting of shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 3

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of March 22, 2022.

Name	Age	Position
Mark E. Jones	60	Chairman, Director and Chief Executive Officer
Michael C. Colby	40	President and Chief Operating Officer
Mark S. Colby	37	Chief Financial Officer
P. Ryan Langston	40	Vice President, General Counsel, and Corporate Secretary

Mark E. Jones’ biography is provided above in Proposal No. 1 of this Proxy Statement.

Michael C. Colby has served as President and Chief Operating Officer of the Company since January 2016, leading the operations of the business, including the corporate and franchise insurance revenue channels, franchise sales, the client service centers, recruiting, technology, carrier relations and training. Mr. Colby joined the Company in 2006 as the Controller, was promoted to Vice President of Finance in 2008, and in 2010 to Senior Vice President and Chief Financial Officer. In 2011, Mr. Colby was also appointed Chief Operating Officer of the newly formed franchise business, and in 2014 was named Executive Vice President and Chief Operating Officer of the combined corporate and franchise channels. He began his professional career at KPMG in their audit practice. He earned a BBA in Accounting and a MS in Finance at Texas A&M University in College Station, Texas.

Mark S. Colby has served as Chief Financial Officer since 2016 and currently oversees Goosehead’s internal and external financial reporting, budgeting and forecasting, payroll/401(k)/ESPP administration, treasury function, and investor relations. Mr. Colby joined Goosehead in 2012 as Manager of Strategic Initiatives, where he worked on Information Systems platform development and migration, real estate planning, business diversification initiatives, and oversaw the Quality Control/Risk Management function. Prior to joining Goosehead Insurance, Mr. Colby worked in Ernst & Young’s Transaction Advisory Services and Audit service lines from 2009 to 2012. He graduated cum laude from Texas A&M University with a B.B.A. in Accounting and a M.S. in Finance and is a Certified Public Accountant.

P. Ryan Langston has served as Vice President and General Counsel of the Company since 2014 and the Corporate Secretary since 2018. Mr. Langston is involved in the strategic development of Company policy and oversees all legal activity in the combined corporate and franchise businesses. He is responsible for ensuring regulatory compliance and directs the Company’s real estate expansion. Prior to joining the Company, Mr. Langston was an attorney with Strasburger & Price, LLP, where he represented Goosehead and other businesses in commercial litigation and arbitration involving business dissolutions, consumer financial disputes, theft of trade secrets, enforcement of noncompetition agreements and breach of contracts. Mr. Langston earned his JD from the University of Texas School of Law and his BA degree from Brigham Young University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our primary objective for the compensation of our executive officers is to create long-term value for all our stakeholders including our shareholders, business partners, and employees. Our compensation program is designed to attract, motivate, reward, and retain the management talent required to achieve our corporate objectives and create long-term value for our stakeholders, while at the same time making efficient use of our resources. The compensation of our executive officers is designed to reward financial and operating performance, to align their interests with those of our stakeholders, and to encourage long-term consistent leadership at Goosehead.

Compensation Setting Process

The compensation of our executive officers is based primarily on the judgment of our CEO and the Compensation Committee of our Board of Directors. For all executive officers except the CEO, the Compensation Committee determines the compensation of our executive officers based on recommendations from the CEO based, in part, on the individual executive officer’s prior year performance with respect to several performance factors, as discussed below. Until February 2, 2022, the CEO’s compensation was determined solely by the independent members of the Compensation Committee, and the CEO recused himself during voting or deliberations related to his own compensation. The Compensation Committee is now comprised only of independent directors.

In determining compensation for our executive officers, the Compensation Committee considers competitive market compensation paid by other companies, but does not attempt to maintain a specified target percentile within a peer group as we have been unable to identify any reasonable peer comparisons in the insurance industry. The Compensation Committee and our Board of Directors review and evaluate many factors, including:

•Goosehead’s performance and growth;
•Financial measurements such as premium growth, revenue growth, net operating income and operating ratio, EBITDA, and trends in those measurements;
•Ability of each executive officer to achieve strategic objectives;
•Individual performance and performance as a management team; and
•Long-term potential to maintain and enhance value for our shareholders.

Based on this information, the Compensation Committee evaluates both the short-term and long-term performance compensation for our executive officers to ensure alignment with our business objectives. The Compensation Committee also works closely the CEO regarding long-term equity incentives, which emphasize shareholder returns while providing enhanced retention value for key executives. The Compensation Committee does not adhere to rigid mathematical formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. Goosehead’s executive compensation model has a strong track record of aligning the interests of its executive officers and its shareholders. Our compensation model has been a key catalyst to Goosehead’s extraordinary operating and financial performance.

The Compensation Committee’s current methodology encourages our executive officers to make decisions that will result in significant long-term value creation for our business and our shareholders without providing an incentive to take unnecessary risks or to chase short-term returns at the expense of creating long-term value.

Elements of Compensation

We have three key elements of compensation: annual base salary, annual bonuses, and long-term equity incentives. Annual base salary is designed to attract and retain talented executive officers and reward them for annual achievements. Annual discretionary bonuses are intended to motivate our executive officers to achieve superior performance. Long-term equity incentives are intended to align the interests of our executive officers with those of our shareholders by linking compensation to stock price appreciation. In addition, our long-term equity incentives are designed to retain our executive officers and key members of management.

Annual Base Salary

Base salaries meet the objectives of attracting and retaining the management talent needed to operate the business successfully. A competitive annual base salary is an important component of compensation as it provides an incentive to deliver results on behalf of our shareholders and to remain committed to the success to Goosehead. Individual base salary amounts are not determined by formulas, but instead reflect the Compensation Committee’s recommendation after considering the factors listed above. Annually, the Compensation Committee sets base salaries for our executive officers that it believes are appropriate given the scope of their duties and responsibilities and their track record of performance.

Annual Bonuses

Historically, including for 2021, the Compensation Committee awarded discretionary bonuses annually to executive officers that it believed were appropriate based on each executive officer’s individual contributions to Goosehead’s strategic initiatives and operational success during the prior year. These bonuses are designed to motivate our executive officers to achieve results that exceed management’s expectations and provide long-term value to Goosehead’s shareholders. Commencing in 2022, the Compensation Committee revised the bonus structure for our CEO, COO and CFO such that half or more of their annual cash bonus (and eligibility for annual stock option awards) will be contingent on the company meeting minimum revenue growth and EBITDA targets; while some of their annual cash bonus will remain fully discretionary based on accomplishing other strategic priorities, including the retention of key employees and the achievement of budgeted headcount numbers and number of operating franchises.

Long-Term Equity Incentives

The purpose of long-term equity incentives is to motivate our executive officers to perform at the highest level and contribute significantly to our long-term success, thereby furthering the best interests of our shareholders. Historically, our executive officers were eligible for equity awards in the form of stock options every two years. These options were back-end weighted and vested over a period of 4 years, with 1/3 of the award vesting in years 2, 3, and 4. Going forward and commencing in 2022, the Compensation Committee has determined to make equity awards every year which are evenly weighted with a three-year vesting schedule. We believe that this approach will provide greater flexibility to reward near-term achievements and accomplishments, while continuing to align the interests of our executive officers with those of our shareholders and promote retention of our key members of management.

The Compensation Committee has further determined to impose a premium strike price for stock options awarded to our NEOs. Commencing in 2022, the exercise price of stock options granted to our NEOs will be at a 10% premium over the market price of our Class A common stock on the date of grant.

The Compensation Committee sought input from compensation experts in devising and implementing the changes to our compensation structure and believes our program to be conservative while aligning management’s interests with the best interests of our stakeholders.

Equity Compensation Plans

Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan

In 2018, in connection with our initial public offering ("IPO"), we adopted, and received shareholder approval for, the Company’s Omnibus Incentive Plan (as amended and restated in 2019, the “Omnibus Plan”). The purpose of the Omnibus Plan is to motivate and reward employees and directors to perform at the highest level and contribute significantly to our success, thereby furthering the best interests of our shareholders. We anticipate that we will continue to use equity awards as an integral part of our executive compensation program.

Goosehead Insurance, Inc. Employee Stock Purchase Plan

In 2018, in connection with our IPO, we adopted, and received shareholder approval for, the Company’s Employee Stock Purchase Plan (the “ESPP”). The ESPP permits participating employees to purchase shares of our common stock through payroll deductions in an amount equal to at least 1%, but not more than 5% of the employee’s compensation. The purchase price of the shares of our common stock will be not less than 95% (or such greater percentage as designated by our Board of Directors, or a committee designated by our Board of Directors) of the fair market value of our common stock on the date of purchase. In fiscal year 2021, none of our executive officers participated in the ESPP.

Employee Benefits

Retirement Benefits

Our executive officers and our employees participate in a defined contribution plan sponsored by Texas Wasatch Insurance Services, L.P. (the “401(k) plan”). Under the 401(k) plan, Texas Wasatch Insurance Services, L.P. discretionarily matches a participant’s contributions (including for our named executive officers). Participants become vested in these matching contributions ratably over four years.

Health and Welfare Benefits

Our executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, dental and vision insurance, as well as flex and health savings accounts, life insurance, short-term disability insurance, long-term disability insurance, accident insurance and critical illness insurance.

Executive Compensation in 2021

The following provides additional details around the 2021 compensation of our named executive officers or “NEOs” during our fiscal year ended December 31, 2021, which included the below individuals. We note that we only had four executive officers during our fiscal year ended December 31, 2021.

•Mark E. Jones – Chairman, Director, and Chief Executive Officer
•Michael C. Colby – President and Chief Operating Officer
•Mark S. Colby – Chief Financial Officer
•P. Ryan Langston – Vice President, General Counsel, and Corporate Secretary

The Compensation Committee determined base salaries, bonuses and long-term equity incentives for each of our NEOs after considering the following factors:

•Scope and responsibility of the NEO’s position;

•Achievement of Goosehead’s strategic and operational business goals;
•Performance, experience, knowledge, skills and personal contributions of each NEO;
•Goosehead's performance and growth, including performance of key financial measurements;
•Long-term potential to maintain and enhance value for our shareholders; and
•For NEOs other than the CEO, recommendations from the CEO based in part on each of the aforementioned factors.

Base Salary

In 2021, the salary increases for the NEOs were as follows:

•Mark E. Jones: a 19% increase to reflect Goosehead’s growth and strategic direction and executive leadership provided in 2021.
•Michael C. Colby: a 18% increase to reflect Goosehead’s growth, management of Goosehead’s operations including sales, franchise sales, service, back office, and recruiting, executive leadership provided in 2021, and the achievement of individual and collective strategic and operational business goals.
•Mark S. Colby: an 15% increase to reflect Goosehead’s growth, for oversight and continued buildout of Goosehead’s finance, investor relations, and internal audit departments, and for the executive leadership provided in 2021 over Goosehead’s finance team, and the achievement of individual and collective strategic and operational business goals.
•P. Ryan Langston: a 12% increase to reflect the scaling and efficiency of Goosehead's legal and human capital departments, the effective management of all material risk to Goosehead, oversight of all real estate expansion, executive leadership provided in 2021, and the achievement of individual and collective strategic and operational business goals.

Annual Bonus

•Mark E. Jones. Mr. Jones has not historically received a bonus and did not receive a bonus for work completed in 2021.
•Michael C. Colby. Mr. Colby received a discretionary bonus of $350,000 to reflect individual contributions to Goosehead’s operational success and accomplishment of its strategic initiatives during the prior year and to motivate Mr. Colby to continue to achieve results that exceed management's expectations and provide long term value to Goosehead’s shareholders.
•Mark S. Colby. Mr. Colby received a discretionary bonus of $126,000 to reflect individual contributions to Goosehead’s strategic initiatives during the prior year related to finance, capital markets and internal audit and to motivate Mr. Colby to continue to achieve results that exceed management's expectations and provide long term value to Goosehead's shareholders.
•P. Ryan Langston. Mr. Langston received a discretionary bonus of $130,020 to reflect individual contributions to Goosehead’s legal and human capital departments, its real estate expansion, and accomplishment of Goosehead’s strategic initiatives during the prior year and to motivate Mr. Langston to continue to achieve results that exceed management's expectations and provide long term value to Goosehead's shareholders.

Long-Term Equity Incentives

Goosehead grants long-term equity awards in the form of stock options in order to align the interests of its executives with its shareholders and to promote sustainable growth over the long term. Prior to 2022, each NEO was awarded stock options every two years based on the individual NEO’s scope of responsibilities and to encourage each NEO to perform at the highest level and contribute significantly to the long-term success of Goosehead, thereby furthering the best interests of our shareholders. As option awards were granted in 2020, no awards were made to our NEOs in 2021.

Anti-Hedging and Anti-Pledging Policy

Goosehead maintains a Statement of Policy Concerning Trading in Company Securities that prohibits employees and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of Goosehead’s equity securities. Further, Goosehead prohibits employees and directors from pledging Goosehead securities in any circumstance, including by purchasing Goosehead securities on margin or holding Goosehead securities in a margin account.

Compensation Risk Assessment

Our Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Goosehead’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation paid to or accrued by our named executive officers during our fiscal year ended December 31, 2021. All numbers are rounded to the nearest dollar.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)	All other compensation ($)(2)	Total ($)
Mark E. Jones, Chief Executive Officer and Chairman
	2021	1,900,000	—	—	14,440	1,914,440
	2020	1,600,000	—	3,816,540	14,140	5,430,680
	2019	1,500,000	—	—	14,380	1,514,380
Michael C. Colby, President and Chief Operating Officer
	2021	500,000	350,000	—	13,940	863,940
	2020	425,000	510,000	1,908,270	12,890	2,856,160
	2019	400,000	340,000	—	13,130	753,130
Mark S. Colby, Chief Financial Officer
	2021	310,000	126,000	—	13,940	449,940
	2020	270,000	160,000	1,321,110	11,915	1,763,025
	2019	250,000	127,500	—	12,155	389,415
P. Ryan Langston, General Counsel, Vice President, Corporate Secretary
	2021	370,000	130,020	—	13,700	513,720
	2020	330,000	120,000	1,321,110	13,140	1,784,250
	2019	300,000	100,000	—	13,140	413,140
(1) The amounts shown for 2021 reflect bonuses paid for services completed in 2021, the amounts shown for 2020 reflect bonuses paid for services completed in 2020, and the amounts shown for 2019 reflect bonuses paid for services completed in 2019.
(2) For 2021, the amounts shown include (i) 401(k) plan matching contributions for Mark E. Jones ($8,700), Michael C. Colby ($8,700), Mark S. Colby ($8,700), and P. Ryan Langston ($8,700) by the plan sponsor, Texas Wasatch Insurance Services, L.P., (ii) healthcare benefits for Mark E. Jones ($5,500), Michael C. Colby ($5,000), Mark S. Colby ($5,000), and P. Ryan Langston ($5,000), and (iii) long-term disability benefits ($240) for each of Mark E. Jones, Michael C. Colby and Mark S. Colby.

2021 Grants of Plan-Based Awards

No grants of plan-based awards were made to our NEOs during the fiscal year ended December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Mark E. Jones	53,334	106,667	10.00	4/26/2028
	—	234,000	40.88	4/1/2030
Michael C. Colby	—	53,334	10.00	4/26/2028
	—	117,000	40.88	4/1/2030
Mark S. Colby	—	40,000	10.00	4/26/2028
	—	81,000	40.88	4/1/2030
P. Ryan Langston	20,000	40,000	10.00	4/26/2028
	—	81,000	40.88	4/1/2030
(1) The amounts shown represent options that were granted in 2018 (the “2018 Options”) and in 2020 (the “2020 Options”). The 2018 Options vest and become exercisable in three equal installments on each of April 26, 2020, April 26, 2021, and April 26, 2022, subject to the executive officer’s continued employment through each applicable vesting date. The 2020 Options vest and become exercisable in three equal installments on each of April 1, 2022, April 1, 2023, and April 1, 2024, subject to the executive officer’s continued employment through each applicable vesting date.

2021 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 2021 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our Class A common stock upon exercise and the exercise price of the stock option.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mark E. Jones	160,000	$19,867,207.66
Michael C. Colby	53,333	$6,647,425.12
P. Ryan Langston	20,000	$2,502,600.00
Mark S. Colby	40,000	$5,015,847.16

Employment Agreements with NEOs

We have not entered into employment agreements or offer letters with our named executive officers.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2021.

Termination and Change In Control Benefits

Under our option award agreements, including those with each of our named executive officers, if within six months following a “Change in Control” (as defined in the Omnibus Plan) an employee’s employment is terminated without cause (as defined in the Omnibus Plan) or resigns for good reason (as defined in the award agreement), their options shall become immediately vested and exercisable.

The following table sets forth the intrinsic value of the options that would vest assuming a Change in Control occurred on December 31, 2021 and each of our NEOs was immediately terminated without cause thereafter.

Name	Accelerated Vesting of Stock Options ($)(1)
Mark E. Jones	$40,085,720.08
Michael C. Colby	$16,840,746.72
Mark S. Colby	$12,028,400.00
P. Ryan Langston	$14,430,000.00
(1) These amounts shown were determined by multiplying (a) the amount by which the closing price per share of our Class A common stock on December 31, 2021 of $130.08 exceeded the exercise price per share in effect under each stock option by (b) the number of shares that would vest on an accelerated basis under such stock option.

DIRECTOR COMPENSATION

Our non-employee directors are compensated in the form of stock option grants made every three years pursuant to our Amended and Restated Omnibus Incentive Plan. The first of these grants was made in connection with our IPO, in which each of our non-employee directors received a grant of 121,622 stock options, with such options vesting in 12 equal quarterly installments over the three-year period following the grant date, subject to the director’s continued service through each applicable vesting date. The second grant to our non-employee directors pursuant to our Amended and Restated Omnibus Incentive Plan was made on January 4, 2021, in which each of our non-employee directors received a grant of 19,000 stock options, with such options vesting in 12 equal quarterly installments over the three-year period following the grant date, subject to the director’s continued service through each applicable vesting date.

Members of our Board of Directors are also eligible for reimbursement for reasonable travel and other out-of-pocket expenses. We do not provide directors who are our employees with additional compensation for their service as directors.

The following table sets forth the compensation paid to or accrued by our then serving non-employee directors for the year ended December 31, 2021.

Name of Director	Option Awards ($)(1)(2)	Total ($)
Peter Lane	$848,350.00	$848,350.00
Mark Miler	$848,350.00	$848,350.00
James Reid	$848,350.00	$848,350.00
Robyn Jones	$848,350.00	$848,350.00
(1) The amounts shown reflect the aggregate grant date fair value of the option grants described above, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2) As of December 31, 2021, Mr. Lane had 90,622 options outstanding, Mr. Miller had 80,622 options outstanding, Mr. Reid had 79,000 options outstanding and Ms. Jones had 19,000 options outstanding.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, during 2021 to which we were a participant, in which:

•the amounts involved exceeded or will exceed $120,000; and
•any of our directors or executive officers (in each case, including their immediate family members) or beneficial holders of more than 5% of any class of our voting securities (including their immediate family members as relevant) had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a participant other than compensation arrangements, which are described where required under “Executive Compensation.”

Amended and Restated Goosehead Financial, LLC Agreement

In connection with the reorganization transactions prior to the IPO, we, Goosehead Financial, LLC (“Goosehead Financial”) and each of the Pre-IPO LLC Members entered into an amended and restated Goosehead Financial, LLC agreement (the “GFA”). Following the reorganization transactions, and in accordance with the terms of the GFA, we operate our business through Goosehead Financial. Pursuant to the terms of the GFA, so long as the Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Goosehead Financial or own any assets other than securities of Goosehead Financial and/or any cash or other property or assets distributed by or otherwise received from Goosehead Financial, unless we determine in good faith that such actions or ownership are in the best interest of Goosehead Financial.

As the sole managing member of Goosehead Financial, we have control over all of the affairs and decision making of Goosehead Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Goosehead Financial and the day-to-day management of Goosehead Financial’s business. We will fund any dividends to our shareholders by causing Goosehead Financial to make distributions to the Pre-IPO LLC Members and us, subject to the limitations imposed by our credit agreement.

The holders of LLC Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Goosehead Financial. Net profits and net losses of Goosehead Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The GFA provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Goosehead Financial that is allocated to them. Generally, these tax distributions are computed based on Goosehead Financial’s estimate of the net taxable income of Goosehead Financial allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of Texas (taking into account the non-deductibility of certain expenses and the character of our income).

Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Goosehead Financial, and Goosehead Financial shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a Pre-IPO LLC Member upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such Pre-IPO LLC Member (in which case such net proceeds shall instead be transferred to the selling Pre-IPO LLC Member as consideration for such purchase, and Goosehead Financial will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i)

Goosehead Financial will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Goosehead Financial issue any additional LLC Units to the Pre-IPO LLC Members, we will issue an equal number of shares of our Class B common stock to such Pre-IPO LLC Members. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired, Goosehead Financial will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Goosehead Financial will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.

Under the GFA, the Pre-IPO LLC Members have the right (subject to the terms of the GFA), to require Goosehead Financial to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the Pre-IPO LLC Member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Goosehead Financial for cancellation. The GFA requires that we contribute cash or shares of our Class A common stock to Goosehead Financial in exchange for an amount of newly-issued LLC Units in Goosehead Financial that will be issued to us equal to the number of LLC Units redeemed from the Pre-IPO LLC Members. Goosehead Financial will then distribute the cash or shares of our Class A common stock to such Pre-IPO LLC Member to complete the redemption. In the event of a redemption request by a Pre-IPO LLC Member, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we or our wholly owned subsidiaries own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of a Pre-IPO LLC Member, redeem or exchange LLC Units of such Pre-IPO LLC Member pursuant to the terms of the GFA.

The GFA provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our shareholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the Pre-IPO LLC Members will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Pre-IPO LLC Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Pre-IPO LLC Members may participate in each such offer without being required to redeem or exchange LLC Units.

Subject to certain exceptions, Goosehead Financial will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Goosehead Financial’s business or affairs or the GFA or any related document.

Goosehead Financial may be dissolved upon (i) the determination by us to dissolve Goosehead Financial or (ii) any other event which would cause the dissolution of Goosehead Financial under the Delaware Limited Liability Company Act, unless Goosehead Financial is continued in accordance with the Delaware Limited Liability Company

Act. Upon dissolution, Goosehead Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Goosehead Financial’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

Tax Receivable Agreement

Future taxable redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and corresponding number of shares of Class B common stock for shares of our Class A common stock are expected to result in tax basis adjustments to the assets of Goosehead Financial that will be allocated to us and thus produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. The anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

In 2018, we entered into a tax receivable agreement with the Pre-IPO LLC Members that provides for the payment by us to the Pre-IPO LLC Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Goosehead Financial’s assets resulting from (a) the acquisition of LLC Units using the net proceeds from any future offering, (b) redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock or (c) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending on a number of factors, including, but not limited to, the timing of any future redemptions, exchanges or purchases of the LLC Units held by Pre-IPO LLC Members, the price of our Class A common stock at the time of the purchase, redemption or exchange, the extent to which redemptions or exchanges are taxable, the amount and timing of the taxable income that we generate in the future, the tax rates then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that, as a result of the increases in the tax basis of the tangible and intangible assets of Goosehead Financial attributable to the redeemed or exchanged LLC Units, the payments that we may make to the existing Pre-IPO LLC Members could be substantial. For example, assuming (i) that the Pre-IPO LLC Members redeemed or exchanged all of their LLC units immediately after the completion of our IPO, (ii) no material changes in relevant tax law, and (iii) that we earn sufficient taxable income in each year to realize on a current basis all tax benefits that are subject to the tax receivable agreement, based on the IPO price of $10.00 per share of our Class A common stock, we expect that the tax savings we would be deemed to realize would aggregate approximately $85 million over the 15-year period from the assumed date of such redemption or exchange, and over such period we would be required to pay the Pre-IPO LLC Members 85% of such amount, or approximately $72 million, over such period. The actual amounts we may be required to pay under the tax receivable agreement may materially differ from these hypothetical amounts, as potential future tax savings we will be deemed to realize, and tax receivable agreement payments by us, will be calculated based in part on the market value of our Class A common stock at the time of redemption or exchange and the prevailing federal tax rates applicable to us over the life of the tax receivable agreement (as well as the assumed combined state and local tax rate), and will generally be dependent on us generating sufficient future taxable income to realize all of these tax savings (subject to the exceptions described below). Payments under the tax receivable agreement are not conditioned on the Pre-IPO LLC Members’ continued ownership of us. There may be a material negative effect on our liquidity if, as described below, the payments under the tax receivable agreement exceed the actual benefits we receive in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by Goosehead Financial are not sufficient to permit us to make payments under the tax receivable agreement.

In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, the Pre-IPO LLC Members will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to the Pre-IPO LLC Members will be netted against future payments otherwise to be made under the tax receivable agreement, if any, after our determination of such excess. As a result, in such circumstances we could make payments to the Pre-IPO LLC Members under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

In addition, the tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreement. As a result, upon a change of control, we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

This provision of the tax receivable agreement may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement is dependent on the ability of Goosehead Financial to make distributions to us. Our Credit Agreement restricts the ability of Goosehead Financial to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid.

2021 TRA Payments

In 2021, the aggregate payments by us to the Pre-IPO LLC Members under the tax receivable agreement were $1,921,843.05, which is equal to 85% of the amount of cash tax savings realized by Goosehead for both our 2019 and 2020 tax years. These tax savings resulted from (i) our increase in tax basis in Goosehead Financial’s assets resulting from redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock and (ii) those tax benefits related to imputed interest deemed arising as a result of the payments made under the tax receivable agreement.

The following payments to Pre-IPO LLC Members made in 2021 under the tax receivable agreement were reviewed and ratified by the Audit Committee as related person transactions: $1,104,755.82 to the Mark & Robyn Jones Descendants Trust, for which Mark E. Jones and Robyn Jones serve as trustees and whose immediate family members are beneficiaries, $246,941.00 to Michael Colby and $138,876.24 to Serena Jones, who is an Administrative Service Agent and the sister-in-law of Mark E. Jones and Robyn Jones.

Registration Rights Agreement

We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain pre-IPO shareholders. Subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, certain pre-IPO shareholders may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following our IPO so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $25 million. Certain pre-IPO shareholders have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. Certain pre-IPO shareholders are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement.

In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling shareholders and we will bear all fees, costs and expenses (except underwriting discounts and spreads).

Stockholders Agreement

At the close of our IPO, we entered into a Stockholders Agreement (as amended in 2019) with each of the Pre-IPO LLC Members, which provides that, until the Substantial Ownership Requirement is no longer met, approval by the Pre-IPO LLC Members is required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets in an amount exceeding 15% of our total assets; (3) the issuance of equity of Goosehead Insurance, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board of Directors) in an amount exceeding $50 million; (4) amendments to our certificate of incorporation or bylaws; (5) changes to the strategic direction or scope of Goosehead Insurance, Inc.’s business; and (6) any change in the size of the Board of Directors. The Stockholders Agreement also provides that, until the Substantial Ownership Requirement is no longer met, the approval of the Pre-IPO LLC Members, will be required for the hiring and termination of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or Controller (including terms of compensation). Furthermore, the Stockholders Agreement provides that, until the Substantial Ownership Requirement is no longer met, the Pre-IPO LLC Members may designate the majority of the nominees for election to our Board of Directors, including the nominee for election to serve as the Chairman of the Board of Directors.

Family and Corporate Relationships

Mark E. Jones, our Chief Executive Officer, Chairman of the Board of Directors and co-founder, is married to Robyn Jones, our co-founder and Vice Chairman of the Board of Directors.

P. Ryan Langston, our Vice President, General Counsel and Corporate Secretary, is the son-in-law of Mark E. Jones and Robyn Jones.

Michael Colby, our President and Chief Operating Officer, Mark Colby, our Chief Financial Officer, and Matthew Colby, an internal consultant, are brothers.

Mark E. Jones, Jr., our Vice President of Finance, is the son of Mark E. Jones and Robyn Jones.

Serena Jones, an Administrative Service Agent, is the sister-in-law of Mark E. Jones and Robyn Jones.

Thomas McConnon, a newly appointed member of the Board of Directors, is the Managing Director, Head of Public Equities of Wildcat Capital Management, LLC (“Wildcat”), which has the power to vote or direct the vote of, and the power to dispose or direct the disposition of, equity securities held by Wildcat Public Equity Partners, LLC (“WPEP”) pursuant to the terms of WPEP’s operating agreement and an investment management agreement by and between Wildcat and WPEP. As a result, Mr. McConnon may be deemed to have a beneficial interest in 356,683 shares of Goosehead’s Class A common stock held by WPEP.

Robyn Jones (Vice Chairman and a director and wife of Mark E. Jones and mother-in-law of Ryan Langston) received compensation in the aggregate amount of $848,350 in 2021 consisting of 19,000 stock options. Matthew Colby (brother of Michael Colby and Mark Colby) received compensation in the aggregate amount of $357,450 in 2021. Mark Jones, Jr. (Vice President of Finance and son of Mark E. Jones and Robyn Jones) received compensation in the aggregate amount of $273,800 in 2021. The compensation of Robyn Jones, Matthew Colby, and Mark Jones, Jr. as well as the compensation of Mark E. Jones, Mark Colby, Michael Colby and P. Ryan Langston described under “Executive Compensation,” was ratified by the Audit Committee as related party transactions.

Matthew Colby and his spouse are the sole owners of The Heights Insurance Services, LLC (the “Heights Insurance”), which owns and operates a Goosehead franchise. Pursuant to the franchise agreement between Heights Insurance and Goosehead Insurance Agency, LLC (a wholly owned subsidiary of Goosehead Insurance, Inc.), the Heights Insurance made royalty payments to Goosehead Insurance Agency, LLC in the amount of $714,496.27 in 2021. These royalty payments are the standard fees required by franchisees operating in the Goosehead franchise system. The royalty payments from the Heights Insurance to Goosehead Insurance Agency, LLC were reviewed and ratified by the Audit Committee as a related person transaction.

Policies and Procedures for Related Party Transactions

The Board of Directors adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our shareholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

INFORMATION ABOUT STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of the Record Date for:
i.each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;
ii.each named executive officer as set forth in the summary compensation table included in this proxy statement;
iii.each of our directors; and
iv.all current executive officers and directors as a group.

It is important to note that our Company is unique in that our management team owns approximately 47% of our common stock and is thus committed strategically and financially to the long-term success of the Company. This also creates a strong alignment between our management team and our shareholders, which we expect will create long-term shareholder value.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Units, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Units are reflected in the shares of Class B common stock reported for such individual or entity. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Percentage ownership of our common stock in the table is based on 37,126,247 shares of our common stock issued and outstanding on March 8, 2022, including 20,235,848 shares of Class A common stock and 16,890,399 shares of Class B Common Stock. Unless otherwise indicated, the address for each listed shareholder is: 1500 Solana Blvd, Building 4, Suite 4500, Westlake, Texas 76262.

	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Combined Voting Power(3)
Named Executive Officers and Directors
Mark E. Jones(4)	536,291	2.65%	15,199,607	89.99%	42.38%
Robyn Jones(4)	536,291		15,199,607	89.99%	42.38%
Michael Colby(5)	73,670	0.36%	1,033,946	6.12%	2.98%
Mark Colby(6)	—	—%	45,775	0.27%	0.12%
P. Ryan Langston(7)	5,000	0.02%	164,510	0.97%	0.44%
Peter Lane	—	—%	—	—%	—%
Mark Miller	—	—%	—	—%	—%
James Reid	—	—%	—	—%	—%
Thomas McConnon(8)	356,683	1.76%	—	—%	—%
Waded Cruzado	—	—%	—	—%	—%
All current directors and executive officers as a group (10 persons)	1,507,935	7.45%	16,443,838	97.36%	45.93%
Other 5% Shareholders
Capital International Investors(9)	1,756,923	8.68%	—	—%	4.73%
Kayne Anderson Rudnick Investment Management, LLC(10)	1,740,952	8.60%	—	—%	4.69%
The Vanguard Group(11)	1,666,147	8.23%	—	—%	4.49%
Virtus Investment Advisors, Inc.(12)	1,447,128	7.15%	—	—%	3.90%
BlackRock, Inc.(13)	1,256,707	6.21%	—	—%	3.38%
Wasatch Advisors, Inc.(14)	1,145,273	5.66%	—	—%	3.08%
Durable Capital Partners LP(15)	1,071,050	5.29%	—	—%	2.88%
(1) On a fully exchanged and converted basis. Subject to the terms of the GFA, LLC Units are redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the GFA. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.
(2) On a fully exchanged and converted basis. The Pre-IPO LLC Members hold all of the issued and outstanding shares of our Class B common stock.
(3) Represents percentage of voting power of the Class A common stock and Class B common stock held by such person voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share on all matters submitted to our shareholders for a vote.
(4) The shares of Class A common stock consist of 197,501 shares owned directly by Mark E. Jones, 333,790 shares owned directly by Robyn Jones, and 5,000 shares owned directly by P. Ryan Langston. The shares of Class B common stock consist of 182,349 shares owned directly by Mark E. Jones, 132,349 shares owned by Robyn Jones, 9,840,487 shares beneficially owned by the Mark and Robyn Jones Descendants Trust 2014, 279,534 shares beneficially owned by the Lanni Elaine Romney Family Trust 2014, 297,734 shares beneficially owned by the Lindy Jean Langston Family Trust 2014, 290,434 shares beneficially owned by the Camille LaVaun Peterson Family Trust 2014, 295,834 shares beneficially owned by the Desiree Robyn Coleman Family Trust 2014, 297,734 shares beneficially owned by the Adrienne Morgan Jones Family Trust 2014, 297,734 shares beneficially owned by the Mark Evan Jones, Jr. Family Trust 2014, 202,791 shares owned directly by Lanni Romney, 255,079 shares owned directly by Lindy Langston, 293,144 shares owned directly by Camille Peterson, 329,980 shares owned directly by Desiree Coleman, 408,027 shares owned directly by Adrienne Jones, 365,553 shares owned directly by Mark Evan Jones, Jr., 718,528 shares owned directly by Serena Jones, 5 shares owned directly by P. Ryan Langston, 82,005 shares beneficially owned by the Jones 2020 Irrevocable Trust, 106,446 shares beneficially owed by SLJ Dynasty Trust, 90,270 shares beneficially owned by the Lindy Langston Spousal Lifetime Access Trust, 82,500 shares beneficially owned by the Ryan Langston 2021 Family Trust, 82,500 shares beneficially owned by the Nathan Romney 2021 Family Trust, 5 shares owned directly by Nathan Romney, 88,704 shares beneficially owned by the Lanni Romney Spousal Lifetime Access Trust, 78,530 shares beneficially owned by Chick & The Bear Irrevocable Trust and 101,351 shares beneficially owned by the CP Descendants’ Trust. These persons and trusts have entered into a voting agreement with Mark E. Jones, pursuant to which, in connection with any meeting of our shareholders or any written consent of our shareholders, each such person and trust party thereto will agree to vote or exercise their right to consent in the manner directed by Mark E. Jones. In addition, such persons and trust parties will not be able to transfer their common stock without the consent of Mark E. Jones. Robyn Jones is married to Mark E. Jones.
(5) The shares of Class A Common Stock consist of 22,631 shares owned directly by Michael C. Colby, and 51,039 shares beneficially owned by the Colby 2014 Family Trust. The shares of Class B Common Stock consist of 386,723 shares owned directly by Michael C. Colby, 581,431 shares beneficially owned by the Colby 2014 Family Trust, 32,896 shares beneficially owned by the Preston Michael Colby 2014 Trust, 32,896 shares beneficially owned by the Lyla Kate Colby 2014 Trust. Michael C. Colby is the trustee for all of the aforementioned trusts.
(6) The shares of Class B common stock consist of 45,775 shares owned directly by Mark Colby.
(7) The shares of Class A common stock consist of 5,000 shares owned directly by P. Ryan Langston. The shares of Class B common stock consist of 5 shares owned directly by P. Ryan Langston, 82,500 shares beneficially owned by the Ryan Langston 2021 Family Trust, of which P. Ryan Langston is the trustee, and 82,005 shares beneficially owned by the Jones 2020 Irrevocable Trust, of which P. Ryan Langston is a co-trustee. The beneficial ownership of the shares of Class A common stock and Class B common stock are shared with Mark E. Jones and Robyn Jones.
(8) The shares of Class A common stock are held by WPEP and for which Mr. McConnon may be deemed to have a beneficial interest by virtue of his relationship with Wildcat, where he serves as Managing Director, Head of Public Equities. Wildcat has the power to vote or direct the vote of, and the power to dispose or direct the disposition of, the shares pursuant to the terms of WPEP’s operating agreement and an investment management agreement by and between Wildcat and WPEP. Thomas McConnon disclaims the beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9) Based on a Schedule 13G filed by Capital International Investors on February 14, 2022. According to the Schedule 13G, Capital International Advisors has sole dispositive power and voting power over 1,756,923 shares of Class A common stock.
(10) Based on a Schedule 13G Amendment filed by Kayne Anderson Rudnick Investment Management, LLC on February 11, 2022. According to the Schedule 13G, Kayne Anderson Rudnick Investment Management, LLC has sole voting power, shared voting power, sole dispositive power, and shared dispositive power over 1,266,613, 3,699,393, 1,525,156, and 3,699,393 shares of Class A common stock, respectively.
(11) Based on a Schedule 13G filed by The Vanguard Group on February 9, 2022. According to the Schedule 13G, The Vanguard Group has sole dispositive power and shared voting power over 1,632,531 and 18,345 shares of Class A common stock, respectively.
(12) Based on a Schedule 13G Amendment filed by Virtus Investment Advisors, Inc. on February 11, 2022. According to the Schedule 13G, Virtus Investment Advisors, Inc. has shared voting and dispositive power over 1,447,128 shares of Class A common stock.
(13) Based on a Schedule 13G filed by BlackRock, Inc. on February 3, 2022. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 1,226,392 shares of Class A common stock and sole dispositive power over 1,256,707 shares of Class A common stock.
(14) Based on a Schedule 13G filed by Wasatch Advisors, Inc. on February 11, 2022. According to the Schedule 13G, Wasatch Advisors, Inc. has sole dispositive power and voting power over 1,145,273 shares of Class A common stock.
(15) Based on a Schedule 13G filed by Durable Capital Partners LP on February 11, 2022. According to the Schedule 13G, Durable Capital Partners LP has sole dispositive power and voting power over 1,071,050 shares of Class A common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to: one late Form 4 filed by Mark Colby with respect to one transaction, two late Form 4s filed by Michael Colby on behalf of the Colby 2014 Family Trust with respect to seven transactions (two of which occurred in and are hereby reported for the year ending December 31, 2022 and each of which were noted in the remarks to Form 4s that were timely filed and accurately disclosed the resultant holdings of the Colby 2014 Family Trust), and four late Form 3s filed by each of SLJ Dynasty Trust, Lindy Langston Spousal Lifetime Access Trust, Lanni Romney Spousal Lifetime Access Trust and Chick & The Bear Irrevocable Trust.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Goosehead shareholders may be householding our proxy materials. A single proxy statement and annual report may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Goosehead that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Goosehead Insurance, 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262 or (3) contact our Investor Relations department by telephone at (214) 838-5145 or email at ir@goosehead.com. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker. In addition, Goosehead will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report promptly to any shareholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2022 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability of Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the SEC’s website at www.sec.gov. Please note that the information on our or the SEC’s website is not part of, or incorporated by reference in, this Proxy Statement.

Upon written request by a Goosehead shareholder, we will mail without charge a copy of our 2022 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our General Counsel, Goosehead Insurance, 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.